                                                                     EXHIBIT 5.1

                           Neal, Gerber & Eisenberg
                       Two N. LaSalle Street, Suite 2100
                            Chicago, Illinois 60602
                                (312) 269-8000



                                April 14, 1999


IFX Corporation
200 West Adams Street, Suite 1460
Chicago, Illinois  60606

     Re:  IFX Corporation
          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We are counsel to IFX Corporation, a Delaware corporation (the "Company"). In such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's offer and sale of up to 900,000 shares of the common stock, $.02 par value per share, of the Company (the "Shares") pursuant to the IFX Corporation 1998 Stock Option and Incentive Plan (the "Plan").

     As such counsel, we have examined the Plan, the Registration Statement (including all exhibits thereto) and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company, its officers and its other representatives, and public officials and we have not made any independent investigation of the applicable facts.

     We are members of the Bar of the State of Illinois and we express no opinion herein concerning any laws other than Delaware General Corporation Law and the federal laws of the United States of America.

IFX Corporation
April 14, 1999
Page 2

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that when the Registration Statement shall have become effective under the Securities Act and Shares shall have been issued and delivered by the Company against payment of consideration therefor, in accordance with the terms of the Plan and the agreement between the Company and the recipient of each Plan award that governs such award, such Shares will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to our firm contained in the Registration Statement.


                                 Very truly yours,

                                 /s/ Neal, Gerber & Eisenberg